UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

July 15, 2026
Date of Report (date of earliest event reported)

HAGERTY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40244	86-1213144
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 Drivers Edge
Traverse City, Michigan 49684
(Address of principal executive offices and zip code)

(800) 922-4050
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	HGTY	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment
of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 15, 2026, the board of directors of Hagerty, Inc. (the “Company”) approved and adopted the Hagerty, Inc. Executive Severance and Change in Control Plan (the “Severance Plan”) and approved the new and amended and restated Employment Agreements (as defined below). These actions were taken in connection with the Company’s broader review of its executive employment arrangements and are intended to modernize and align the Company’s employment agreement framework across its executive leadership team. The Employment Agreements generally preserve the executives’ existing roles and compensation arrangements, except as described below, while updating the form and terms of the agreements to reflect the Company’s current executive compensation and governance practices.
Executive Severance and Change in Control Plan:
The Severance Plan provides eligible employees, including the Company’s named executive officers, with certain compensation and benefits upon a Covered Termination (as defined in the Severance Plan). The Severance Plan supplements, but does not duplicate, any severance benefits provided under the executives’ individual employment agreements.
Upon a Regular Termination (as defined below), an executive is entitled to: (i) continued payment of base salary during the applicable severance period (24 months for McKeel Hagerty and 18 months for the other eligible executives), (ii) if the Regular Termination occurs on or after July 1 of a calendar year, a pro rata portion of the annual cash bonus for the year of termination based on actual Company performance, with the executive’s individual performance deemed achieved at 100% of target (other than for Mr. Hagerty), (iii) any earned but unpaid annual cash bonus for a prior year, and (iv) payment of COBRA premiums during the applicable period, in each case subject to the executive’s execution of an effective release. A “Regular Termination” means a termination by the Company without Cause (as defined in the Severance Plan) or a resignation by the executive for Good Reason (as defined in the Severance Plan) that occurs outside the Change in Control Period, which is the period beginning three months before and ending twenty-four months after a Change in Control.
Upon a Change in Control Termination (as defined below), an executive is entitled to: (i) a lump-sum payment equal to base salary for the applicable severance period (24 months for Mr. Hagerty and 18 months for the other eligible executives), (ii) any pro rata annual cash bonus and any earned but unpaid annual cash bonus for a prior year that would be payable upon a Regular Termination, (iii) a lump-sum payment equal to 200% of the executive’s annual target cash bonus in the case of Mr. Hagerty or 150% of the executive’s annual target cash bonus in the case of the other eligible executives, (iv) payment of COBRA premiums during the applicable period, and (v) accelerated vesting of equity awards, with performance-based awards vesting based on the greater of target performance and actual performance, in each case subject to the executive’s execution of an effective release. A “Change in Control Termination” means a termination by the Company without Cause or a resignation by the executive for Good Reason during the Change in Control Period.
No severance benefits are payable under the Severance Plan upon a voluntary resignation (other than for Good Reason), termination due to death or Disability, retirement, or similar circumstances. An executive’s right to receive benefits under the Severance Plan terminates if the executive engages in a “Prohibited Action,” including a breach of confidentiality, non-competition, non-solicitation, non-disparagement, or other restrictive covenants contained in the executive’s employment agreement.
The foregoing summary of the Severance Plan is qualified in its entirety by reference to the full text of the Severance Plan and the form of Severance Plan Participation Agreement, which are attached as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.
Employment Agreements:
Effective July 15, 2026, the Company entered into an employment agreement with Russell Page and amended and restated the employment agreements of each of McKeel Hagerty, Patrick McClymont, Kenneth Ahn and Jeffrey Briglia (each an “Employment Agreement,” and collectively, the “Employment Agreements”).

Pursuant to Russell Page’s Employment Agreement, he will receive: (i) an annual base salary of not less than $650,000 (“Base Salary”); (ii) eligibility to participate in the Company’s Amended and Restated Annual Incentive Plan (the “Annual Incentive Plan”), pursuant to which he may earn annual incentive compensation based on the achievement of performance goals, subject to his continued employment through the applicable payment date, with a target incentive opportunity of not less than 100% of Base Salary for each calendar year; (iii) eligibility to receive annual equity awards under the Company’s 2021 Stock Incentive Plan or any successor plan (the “Equity Plan”), with a target grant-date value of not less than 100% of his then-current Base Salary for each annual grant; and (iv) eligibility to participate in the Severance Plan.
Pursuant to McKeel Hagerty’s amended and restated Employment Agreement, which supersedes in its entirety his employment agreement effective as of January 1, 2018 (as previously amended on March 10, 2023), he will receive: (i) a Base Salary of not less than $1,200,000, consistent with the salary level effective as of January 1, 2025; (ii) continued eligibility to participate in the Annual Incentive Plan, pursuant to which he may earn incentive compensation based on the achievement of performance goals, subject to his continued employment through the applicable payment date, with a target incentive opportunity of not less than 280% of Base Salary for each calendar year; (iii) eligibility to receive an annual refresher equity award under the Equity Plan with a target grant-date value of not less than $200,000; (iv) eligibility to receive executive travel and security benefits under any then-current Company policy; and (v) eligibility to participate in the Severance Plan. In addition, Mr. Hagerty’s Employment Agreement provides that, upon a qualifying termination, he is entitled to continued salary, continued participation in the Annual Incentive Plan, continued equity award vesting, and continued health and dental benefits for twenty-four months, subject to the execution of a release.
Pursuant to Patrick McClymont’s amended and restated Employment Agreement, which supersedes in its entirety his amended and restated employment agreement effective as of September 6, 2022 (as previously amended effective January 1, 2023), he is entitled to: (i) a Base Salary of not less than $650,000; (ii) continued eligibility to participate in the Annual Incentive Plan, pursuant to which he may earn incentive compensation based on the achievement of performance goals, subject to his continued employment through the end of the applicable plan year, with a target incentive opportunity of not less than 100% of Base Salary; (iii) continued eligibility to receive annual equity awards under the Equity Plan, with a target grant-date value for each annual grant of not less than 175% of his then-current Base Salary; and (iv) eligibility to participate in the Severance Plan.
Pursuant to Kenneth Ahn’s amended and restated Employment Agreement, which supersedes in its entirety his employment agreement effective as of January 1, 2023, he is entitled to: (i) a Base Salary of not less than $650,000; (ii) continued eligibility to participate in the Annual Incentive Plan, pursuant to which he may earn incentive compensation based on the achievement of performance goals, subject to his continued employment through the end of the applicable plan year, with a target incentive opportunity of not less than 100% of Base Salary; (iii) eligibility to receive annual equity awards under the Equity Plan, with a target grant-date value for each annual grant of not less than 75% of his then-current Base Salary; and (iv) eligibility to participate in the Severance Plan.
Pursuant to Jeffrey Briglia’s amended and restated Employment Agreement, which supersedes in its entirety his employment agreement effective as of May 30, 2024, he is entitled to: (i) a Base Salary of not less than $650,000; (ii) continued eligibility to participate in the Annual Incentive Plan, pursuant to which he may earn incentive compensation based on the achievement of performance goals, subject to his continued employment through the applicable payment date, with a target incentive opportunity of not less than 75% of Base Salary; (iii) continued eligibility to receive annual equity awards under the Equity Plan, with a target grant-date value for each annual grant of not less than 150% of his then-current Base Salary; and (iv) eligibility to participate in the Severance Plan.
Each executive remains subject to customary restrictive covenants and the Company’s clawback policy. Executives will also continue to receive medical and other benefits consistent with the Company’s standard policies.
The foregoing summary of the Employment Agreements is qualified in its entirety by reference to the full text of the Employment Agreements attached as Exhibits 10.3 through 10.6 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Hagerty, Inc. Executive Severance and Change in Control Plan.
10.2	Form of Executive Severance and Change in Control Plan Participation Agreement
10.3	Employment Agreement, effective as of July 15, 2026, by and between Hagerty, Inc., and its wholly owned subsidiary Hagerty Management, LLC and Russell Page.*
10.4	Amended and Restated Employment Agreement, effective as of July 15, 2026, by and between Hagerty, Inc., and its wholly owned subsidiary Hagerty Management, LLC and McKeel Hagerty.*
10.5	Amended and Restated Employment Agreement, effective as of July 15, 2026, by and between Hagerty, Inc., and its wholly owned subsidiary Hagerty Management, LLC and Patrick McClymont.*
10.6	Amended and Restated Employment Agreement, effective as of July 15, 2026, by and between Hagerty, Inc., and its wholly owned subsidiary Broad Arrow Group, Inc. and Kenneth Ahn.*
10.7	Amended and Restated Employment Agreement, effective as of July 15, 2026, by and between Hagerty, Inc., and its wholly owned subsidiary Hagerty Management, LLC and Jeffrey Briglia.*
104	Cover Page Interactive Data File (formatted as Inline XBRL).

* Certain schedules to the agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to supplementally furnish copies of omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAGERTY, INC.

/s/ Diana M. Chafey
Date: July 17, 2026	Diana M. Chafey
Chief Legal Officer and Corporate Secretary